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                                                                     Exhibit 5.1

                 [LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]





                                   July 15, 1998







APCOA/Standard Parking, Inc.               Standard Parking Corporation
Tower Parking, Inc.                        Standard Parking Corporation IL
Graelic, Inc.                              Standard Auto Park, Inc.
APCOA Capital Corporation                  Century Parking, Inc.
A-1 Auto Park, Inc.                        Sentry Parking Corporation
Metropolitan Parking System, Inc.          200 East Randolph Drive, Suite 4800
Events Parking Company, Inc.               Chicago, Illinois  60601
S&S Parking, Inc.
800 Superior Avenue
Cleveland, Ohio  44114-2601



Ladies and Gentlemen:


         We have acted as special counsel to APCOA/Standard Parking, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-4, registration number 333-50437 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), first filed with the Securities and Exchange Commission on April 17, 1998, and as amended on June 9, 1998 and July 15, 1998, relating to an offer to exchange (the "Exchange Offer") the Company's 9 1/4% New Senior Subordinated Notes due 2008 (the "New Notes") for an equal principal amount of the Company's outstanding 9 1/4 % Senior Subordinated Notes due 2008 (the "Notes"). The New Notes will be fully and unconditionally guaranteed on a senior subordinated basis (the "New Note Guarantees") by, and will be joint and several obligations of the following wholly owned
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APCOA/Standard Parking, Inc.
July 15, 1998
Page 2



subsidiaries of the Company: Tower Parking, Inc., an Ohio corporation, Graelic, Inc., an Ohio corporation, APCOA Capital Corporation, a Delaware corporation, A-1 Auto Park, Inc., a Georgia corporation, Metropolitan Parking System, Inc., a Massachusetts corporation, Events Parking Company, Inc., a Massachusetts corporation, Standard Parking Corporation, an Illinois corporation, Standard Parking Corporation IL, an Illinois corporation, Standard Auto Park, Inc., an Illinois corporation, S&S Parking, Inc., a California corporation, Century Parking, Inc., a California corporation, and Sentry Parking Corporation, a California corporation (the above being referred to herein as the "Subsidiary Guarantors").

         The Notes were issued, and the New Notes will be issued, under an Indenture (the "Indenture") dated as of March 30, 1998, as amended as of July 6, 1998, among the Company, the Subsidiary Guarantors, and State Street Bank and Trust Company, as Trustee (the "Trustee").

         In connection with this opinion, we have examined the Registration Statement, the Indenture (included as Exhibit 4.1 to the Registration Statement), the form of New Note (included as Exhibit 4.2 to the Registration Statement), the form of New Note Guarantee (included as Exhibit 4.3 to the Registration Statement) and originals or copies certified or otherwise identified to our satisfaction of such other documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of the opinion set forth herein.


         We have, with your approval, assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, facsimile, conformed, electronic, or photostatic copies and the authenticity of the originals of such copies, and we have assumed the legal capacity of all individuals executing such documents. In addition, as to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents, and oral and written statements and representations of, officers and representatives of the Company and the Subsidiary Guarantors. We have not independently verified such information and assumptions. Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (included as Exhibit 1.1 to the Registration Statement).


         Based upon and subject to the foregoing, assuming that the Indenture has been duly authorized, executed and delivered by, and represents the valid and binding obligation of, the Trustee, and when the Registration Statement, including any amendment thereto, shall have become effective under the Securities Act and the Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended, and subject to the limitations and qualifications set forth herein, we are of the opinion that:

         (1) the New Notes, when duly executed and delivered by or on behalf of the Company in the form contemplated by the Indenture upon the terms set forth in
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APCOA/Standard Parking, Inc.
July 15, 1998
Page 3


                  the Exchange Offer and authenticated by the Trustee or an authenticating agent appointed by the Trustee in accordance with the terms of the Indenture, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and

         (2) the New Note Guarantees, when duly executed and delivered by or on behalf of the Subsidiary Guarantors in the form contemplated by the Indenture upon the terms set forth in the Exchange Offer, will constitute the legal, valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms;

subject, in each case, to (a) bankruptcy, insolvency, moratorium, reorganization and other laws of general applicability, relating to or affecting creditors' rights from time to time in effect; (b) application of general principles of equity (regardless of whether considered in proceedings in equity or at law) and the discretion of the court before which any proceeding therefor may be brought;
(c) standards of commercial reasonableness and the implied covenant of good faith; and (d) public policy.

                  In addition, the opinions expressed herein are subject to the following assumptions, exceptions, limitations, qualifications and comments:

         A. We express no opinion as to the effect of the laws of any jurisdiction other than the laws of the State of New York, and the laws of the United States, wherein any holder of the New Notes may be located which limit rates of interest that may be charged or collected by such holder.

         B. We express no opinion with respect to the lawfulness or enforceability of:

                  (i) provisions relating to delay or omission of enforcement of rights or remedies, waivers of defenses, or waivers of benefits of any usury, appraisement, valuation, stay, extension, moratorium, redemption, statutes of limitation, or other non-waivable benefits bestowed by operation of law;

                  (ii) exculpation provisions, provisions relating to releases of unmatured claims, provisions purporting to waive immaterial rights, severability provisions and provisions similar in substance and nature to those described in the foregoing clause (i) and this clause (ii), insofar as any of the foregoing are contained in the Indenture; and

                  (iii) indemnification or contribution provisions to the extent they purport to relate to liabilities from or based upon negligence or any violation of, or relate to rights of contribution or indemnification that are violative of, any law, rule or regulation of the public policy underlying any law, rule or
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APCOA/Standard Parking, Inc.
July 15, 1998
Page 4

                           regulation (including any federal, state or foreign securities law, rule or regulation).

         C. Certain of the remedial provisions and waivers with respect to the New Notes or the New Note Guarantees contained in the Indenture may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the New Notes or the New Note Guarantees, taken as a whole, and the New Notes and the New Note Guarantees, taken as a whole, together with the laws of the State of New York, contain adequate provision for the practical realization of the benefits of the obligations or guarantees created thereby.

         D. We express no opinion as to the effect on the Indenture, the New Notes, the New Note Guarantees or on the opinions expressed herein, of any fraudulent conveyance laws. In addition, we express no opinion as to the effects of either
                  (i) Section 548 of Title 11 of the United States Code or (ii)
                  Article 10 of the New York Debtor and Creditor Law, relating to fraudulent transfers, on any obligation under the New Notes or the New Note Guarantees.

                  We are admitted to practice only in the State of New York and express no opinion as to the effect on the matters covered by this opinion of the laws of any jurisdiction other than the laws of the State of New York and the laws of the United States.

                  This opinion is rendered to you and is for your benefit in connection with the Exchange Offer. This opinion may not be used or relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that we hereby consent (i) to the use of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus that is a part of the Registration Statement and (ii) to your filing copies of this opinion as an Exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the Exchange Offer. In giving any such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.



                                     Very truly yours,


                                     /s/ Wachtell, Lipton, Rosen & Katz